Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Paul T. Luther	Rob Morrison
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Rob.Morrison@howmet.com

Howmet Aerospace Inc. Announces Pricing of Debt Offering

PITTSBURGH, PA, February 17, 2026 – Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) (NYSE: HWM) today announced that it has priced its underwritten public offering of $400,000,000 aggregate principal amount of 3.750% notes due 2028 (the “2028 Notes”), $300,000,000 aggregate principal amount of 3.900% notes due 2029 (the “2029 Notes”) and $500,000,000 aggregate principal amount of 4.750% notes due 2036 (the “2036 Notes” and, together with the 2028 Notes and the 2029 Notes, the “Notes”). The offering is expected to close on March 3, 2026, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with $600 million of borrowings under its commercial paper program or debt facilities and cash on hand, to finance the approximately $1.8 billion purchase price for the proposed acquisition of Consolidated Aerospace Manufacturing, LLC (the “Proposed CAM Acquisition”).

Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. are acting as joint book-running managers for the offering.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The Notes are being offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC as part of the shelf registration statement. The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus. Copies of these documents can be obtained by calling Citigroup Global Markets Inc toll-free at (800) 831-9146,Goldman Sachs & Co. LLC toll-free at (866) 471-2526, J.P. Morgan Securities LLC collect at (212) 834-4533, or SMBC Nikko Securities America, Inc. toll-free at (888) 868-6856.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and airframe structural components necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged aluminum wheels for commercial transportation.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “envisions,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “poised,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the closing of the offering of the Notes, the use of net proceeds therefrom, including statements regarding the Proposed CAM Acquisition and the expected financing, benefits and timing of such planned acquisition. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally, or unfavorable changes in the markets served by Howmet Aerospace, including due to escalating tariff and other trade policies and the resulting impacts on Howmet Aerospace’s supply and distribution chains, as well as on market volatility and global trade generally; (b) the impact of potential cyber attacks and information technology or data security breaches; (c) the loss of significant customers or adverse changes in customers’ business or financial conditions; (d) manufacturing difficulties or other issues that impact product performance, quality or safety; (e) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (f) failure to attract and retain a qualified workforce and key personnel, labor disputes or other employee relations issues; (g) the inability to achieve improvement in or strengthening of financial performance, operations or competitiveness anticipated or targeted; (h) inability to meet increased demand, production targets or commitments; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including geopolitical and diplomatic tensions, instabilities, conflicts and wars, as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; (n) the ability to consummate and realize expected benefits of acquisitions, including the Proposed CAM Acquisition, on the anticipated time frame or at all; (o) the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement for the Proposed CAM Acquisition; (p) the impact of a delay in completing the Proposed CAM Acquisition or in integrating the Consolidated Aerospace Manufacturing, LLC business, which may be more difficult, time consuming or costly than expected; (q) potential unforeseen issues and legal liabilities relating to the Proposed CAM Acquisition; (r) operating costs, customer loss and business disruption (including, without limitation, difficulties in retaining or maintaining relationships with employees, customers or suppliers) that may be greater than expected following the Proposed CAM Acquisition or the public announcement of the Proposed CAM Acquisition; and (s) the other risk factors summarized in Howmet Aerospace’s Annual Report on Form 10-K for the year ended December 31, 2025 and other reports filed with the SEC. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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